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                                                                     Exhibit 4.2




                            TOMAX TECHNOLOGIES, INC.



                            INVESTOR RIGHTS AGREEMENT










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                               DATED JULY 13, 2000

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                            TOMAX TECHNOLOGIES, INC.
                            INVESTOR RIGHTS AGREEMENT



        This Investor Rights Agreement dated July 13, 2000 is among TOMAX TECHNOLOGIES, INC., a Utah corporation (the "COMPANY"), ORACLE CORPORATION, a Delaware corporation (the "INVESTOR"), and ERIC OLAFSON, VIRGIL FERNANDEZ, KEITH JEPSEN, and KEITH LOW (collectively, the "EXISTING HOLDERS"). Capitalized terms used herein are defined as set forth in Section 8.

            The Company, the Investor and the Existing Holders are parties to a Stock Purchase Agreement dated July 13, 2000 (the "Stock Purchase Agreement") in which the Investor agrees to purchase 421,585 shares (the "PREFERRED SHARES") of Series A Convertible Preferred Stock of the Company (the "PREFERRED STOCK") from the Company and 634,518 shares (the "COMMON SHARES") of Common Stock of the Company (the "COMMON STOCK") from the Existing Holders and other shareholders of the Company.

            The parties desire to enter into the agreements set forth herein with respect to the Preferred Shares and the Common Shares.

            Now, therefore, the parties agree as follows:

1. Registration Rights

            1.1 REQUEST FOR REGISTRATION.

            (a) GENERAL. If the Company shall receive at any time after the earlier of (i) the first anniversary of the First Closing (as defined in the Stock Purchase Agreement) of the Investor's purchase of the Preferred Shares and the Common Shares and (ii) 180 days after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding (on an as converted to Common Stock basis) that the Company file a registration statement under the Securities Act pursuant to this Section 1.1(a) covering the registration of at least 25% of the Registrable Securities outstanding on the date hereof (or any lesser percentage if the anticipated aggregate offering price to the public exceeds $2,500,000), then the Company shall:

            (i) within 10 days of the receipt thereof, give written notice of such request to all Holders; and

            (ii) use its best efforts to effect, within 90 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered within 20 days of the mailing of such notice by the Company;


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provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.1(a) after the Company has effected two registrations pursuant to this Section 1.1(a) and such registrations have been declared or ordered effective.

            (b) FORM S-3. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 under the Securities Act and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders pursuant to this Section 1.1(b), the Company will:

            (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

            (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested which would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company;

provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.1(b):

            (x) if Form S-3 is not available for such offering by the Holders;

            (y) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000; or

            (z) if the Company has, within the 12-month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.1(b).

Registrations effected pursuant to this Section 1.1(b) shall not be counted as demands for registration effected pursuant to Section 1.1(a).

            (c) UNDERWRITING. If Holders initiating the registration request under Section 1.1(a) or (b), (the "INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of such request and the Company shall include such information in the written notice referred to in Section 1.1(a)(i) or (b)(i), respectively. The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided in this


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Section 1.1(c). All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.1, if the underwriter advises the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all securities which are not Registrable Securities are first entirely excluded from the underwriting. The Company shall have no obligation with respect to any registration requested pursuant to this Section 1.1 if, due to the operation of this Section 1.1(c), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in this Section 1.1.

            (d) DELAY RIGHT. Notwithstanding anything in this Section 1.1, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.1 a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such filing could reasonably be expected to have a material adverse effect on any plan or proposal by the Company with respect to any material transaction that the Company is at that time actively pursuing and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize the right granted by this Section 1.1(d) more than once in any 12 month period.

            (e) LIMITATIONS. Notwithstanding anything in this Section 1.1, the Company shall not be obligated to take any action to effect any registration pursuant to this Section 1.1:

            (i) During the 180-day period commencing on the consummation of a Qualifying IPO;

            (ii) If the Company delivers notice to the Holders within 30 days of any registration request communicating its intent to file a registration statement for a Qualifying IPO within 90 days; or

            (iii) As to any Holder requesting registration for a sale not pursuant to an underwriting, if the Registrable Securities requested to be registered by such holder can be sold in the following 3-month period without registration in compliance with Rule 144 under the Securities Act and such sale is not restricted by Section 1.10 or otherwise.

            1.2 COMPANY REGISTRATION.


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            (a) INCLUSION OF REGISTRABLE SECURITIES. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.1(b), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

            (b) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of Common Stock, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the underwriters, in their sole discretion, determine and advise in writing the Company and the Holders of the Registrable Securities requesting participation in such registration that in their good faith judgment the number of shares of Registrable Securities and the other securities requested to be registered under this Section 1.3 exceeds the maximum amount of Common Stock which can be marketed (giving first priority to Common Stock to be issued by the Company in such underwriting, but giving priority to the shares requested to be included in the offering pursuant to this Section 1.3 over all other shares proposed to be included therein), then the Company shall be required to include in the offering only that number of shares of Common Stock, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering and the securities so included shall be apportioned pro rata among the participating Holders according to the total amount of securities entitled to be included therein owned by each participating Holder or in such other proportions as shall mutually be agreed to by such participating Holders. For purposes of such apportionment, for any participating Holder that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single participating Holder, and any pro-rata reduction with respect to such participating Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons included in such participating Holder.

            1.3 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement under the Securities Act with respect to such Registrable Securities and use its best efforts to cause such registration


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statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 90 days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 90-day period shall be extended for a period of time equal to any period that the Holder refrains from selling any securities included in such registration at the request of an underwriter or the Company due to a need, in accordance with Section 1.3(f), to prepare and provide a supplemented or amended prospectus; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not


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misleading in the light of the circumstances then existing. Such obligation to continue for ninety (90) days.

            (g) Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each securities exchange or market on which similar securities issued by the Company are then listed.

            (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

            1.4 EXPENSES. All expenses (other than underwriting discounts, commissions and external counsel for the Holders) incurred in connection with registrations, filings or qualifications pursuant to Section 1.1 or 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.1(a) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, in which case all participating holders shall bear such expenses unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.1(a); and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company that was not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.1(a) without diminution.

            1.5 FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, including without limitation the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            1.6 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

            (a) To the extent permitted by law, the Company agrees to indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or


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state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

            (b) To the extent permitted by law, each selling Holder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.7(b) exceed the gross proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

            (c) Promptly after receipt by an indemnified party under this
Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an


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indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this
Section 1.7 to the extent (and only to the extent) of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

            (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            (f) The obligations of the Company and Holders under this Section
1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

            1.8 REPORTS UNDER EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 60 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;


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            (b) take such action, including the voluntary registration of its
Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

            (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

            1.9 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) include such securities in any registration statement filed by the Company unless such registration rights are subordinate to, or (in the case of Common Stock issuable upon conversion of Preferred Stock issued for cash ("PREFERRED INVESTOR CONVERSION SHARES")) pro rata with (based on the relative number of shares owned), the registration rights granted to the Holders pursuant to this Agreement or (b) demand registration of other securities other than demand registration rights of Preferred Investor Conversion Shares provided both (i) the Holders are entitled to participate in any such demand registration on a pro rata basis (based on the relative number of shares owned) and (ii) that neither the granting nor exercise of such demand rights adversely affect number or manner of the exercise of the Holders' rights under Section 1, which shall continue in effect as an independent right of the Holders.

            1.10 "MARKET STAND-OFF" AGREEMENT. The Investor hereby agrees that, during the period specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:



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            (a) such agreement shall be applicable only to the Company's initial public offering of Equity Securities and shall not apply to the sale of any Equity Securities to an underwriter pursuant to an underwriting agreement.

            (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

            (c) such market stand-off time period shall not exceed 180 days.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this
Section 1.10. Notwithstanding the foregoing, the obligations described in this
Section 1.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

            1.11 ASSIGNMENT. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a Transferee of such securities who, after such assignment, holds at least 25% of the Registrable Securities then outstanding or is a majority-owned subsidiary of such Holder or any majority owner of such Holder, provided: (a) the Company is, within a reasonable time prior to such Transfer, furnished with written notice of the name and address of such Transferee and the securities with respect to which such registration rights are being assigned; and (b) such Transferee agrees in writing to be bound by the terms and conditions of this
Section 1, including without limitation the provisions of Section 1.10. For the purposes of determining the number of shares of Registrable Securities held by a Transferee, the holdings of transferees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

            1.12 AMENDMENT AND WAIVER. This Section 1 (and Section 7 or 8, insofar as it applies to this Section 1) may be amended, and the observance thereof waived in any respect, with (and only with) the prior written consent of the Company and the holders of a majority of the Registrable Securities then outstanding.

            1.13 TERMINATION. No Holder shall be entitled to exercise any right provided for in this Section 1 after 3 years following upon the earliest of: (i) the consummation of a Qualifying IPO; and (ii) the Company becoming subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act.

2. Information Rights

            2.1 DELIVERY OF FINANCIAL STATEMENTS. So long as the Investor continues to hold at least 528,000 Common Equivalent Shares (as adjusted for stock splits, reverse stock splits, stock dividends and the like occurring after the date hereof), the Company shall deliver to the Investor:

            (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified by independent public accountants of nationally recognized standing selected by the Company;

            (b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholder's equity as of the end of such fiscal quarter;

            (c) an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail, within 30 days of the end of each month;

            (d) a budget for the next fiscal year, prepared on a monthly basis, including balance sheets and statements of cash flows for such months, as soon as practicable, but in any event within 30 days after the beginning of such fiscal year.

            2.2 INSPECTION. So long as the Investor continues to hold at least 528,000 Common Equivalent Shares (as adjusted for stock splits, reverse stock splits, stock dividends and the like occurring after the date hereof), the Company shall permit the Investor, at the Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

            2.3 ASSIGNMENT. The rights the Investor under this Section 1 may be assigned and reassigned to a transferee of Common Equivalent Shares who holds, after such assignment, at least 528,000 Common Equivalent Shares (as adjusted for stock splits, reverse stock splits, stock dividends and the like occurring after the date hereof) or is a majority-owned subsidiary of such assignor or any majority owner of such assignor, provided the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee or assignee. For the purposes of determining the number of Common Equivalent Shares held by a transferee, the holdings of transferees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees who would not qualify individually for assignment of rights under this Section 2 shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

            2.4 AMENDMENT AND WAIVER. This Section 2 (and Section 7 or 8, insofar as it applies to this Section 2) may be amended, and the observance thereof waived in any respect, with (and only with) the prior written consent of the Company and the holder of at least 528,000 Common Equivalent Shares (as adjusted for stock splits, reverse stock splits, stock dividends and the like occurring after the date hereof).

            2.5 TERMINATION. The rights set forth in this Section 2 shall terminate and be of no further force or effect after the first to occur of (i) the consummation of a Qualifying IPO or (ii) the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.

3. Percentage Maintenance

            3.1 NOTICE. Whenever the Company proposes to issue any Equity Securities, the Company shall deliver a notice by certified mail (the "FIRST OFFER NOTICE") to Investor, or each of its assignees that hold at least 200,000 Common Equivalent Shares (a "PARTICIPATING HOLDER") stating (i) its bona fide intention to issue Equity Securities, (ii) the number of Equity Securities to be issued, and (iii) the price and terms, if any, upon which it proposes to issue such Equity Securities.

            3.2 ELECTION. By written notification received by the Company within 10 days after giving the First Offer Notice, each Participating Holder may elect to purchase or obtain, at the price and on the terms specified in the First Offer Notice, up to such Participating Holder's Pro-Rata Portion of such Equity Securities.

            3.3 CONSUMMATION The Company may, during the 90-day period following the expiration of the period provided in Section 3.2, offer the remaining unsubscribed portion of such Equity Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the First Offer Notice. If the Company does not enter into an agreement for the sale of the Equity Securities within such period, or if such agreement is not consummated within 60 days of the Company's entry into any such agreement, the right provided in this Section 3 shall be revived and such Equity Securities shall not be issued unless first reoffered in accordance with this
Section 3.

            3.4 EXCLUDED TRANSACTIONS. The right of first offer in this Section 3 shall not apply to (i) the issuance of up to 750,000 shares of Common Stock or options therefor (as adjusted for stock splits, reverse stock splits, stock dividends and the like occurring after the date hereof, and including in such 750,000 shares all options outstanding on the date hereof) to employees or directors of or consultants to the Company pursuant to a stock option plan approved by the Company's board of directors, (ii) a Qualifying IPO, (iii) the issuance of securities pursuant to the conversion, exercise or exchange of convertible, exercisable or exchangeable Equity Securities whose issuance was subject to this Section 3, or pursuant to conversion of the Preferred Shares or (iv) the issuance of Equity Securities in connection with bona fide equipment leasing or debt financing transactions.

            3.5 LIMITATION TO EXEMPT TRANSACTIONS. Notwithstanding any provision above to the contrary, the right of first offer pursuant to this Section 3 is only granted to such Persons who may exercise such right in a transaction exempt from the registration requirements of the Securities Act.

            3.6 ASSIGNMENT. Any direct or indirect transferee of Common Equivalent Shares shall automatically, without further action, succeed to the rights of the Investor or other transferor under this Section 3 with respect to the transferred Common Equivalent Shares, subject to the limitation that such rights can be exercised only if such transferee meets the definition of a Participating Holder, and subject to the other limitations stated in this
Section 3. For purposes of determining a holder's status as a Participating Holder, its holdings shall be aggregated with the holdings of its partners and affiliates, and the exercise of rights under this Section 3 may be apportioned among itself and its partners and affiliates in such proportions as it deems appropriate. The rights under this Section 3 are not otherwise assignable.

            3.7 AMENDMENT, WAIVER. This Section 3 can be amended, and its observance waived in any respect, with and only with the prior written consent of the Company and holders of a majority of the Common Equivalent Shares then held by all Persons who then meet the definition of a Participating Holder.

            3.8 TERMINATION. The rights set forth in this Section 3 shall terminate and be of no further force or effect after the first to occur of (i) the consummation of a Qualifying IPO or (ii) the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.

[4. Right of Co-Sale]

            4.1 NOTICE. In the event that any Existing Holder (the "SELLING HOLDER") proposes to Sell to any Person other than the Company any of his Equity Securities (the "OFFERED SHARES"), the Selling Holder shall give written notice at least 20 days before the proposed closing date to each Participating Holder (the "CO-SALE NOTICE"). The Co-Sale Notice shall describe in detail the proposed Sale, including the number of Equity Securities proposed to be Sold, the Sale price or consideration to be paid or received and the name and address of the proposed buyer.

            4.2 ELECTION PROCEDURE. The Participating Holder shall have the right to sell to the proposed buyer a number of its Common Equivalent Shares equal to the Investor's Pro Rata Portion of the Offered Shares. The Participating Holder may exercise such right by (and only by) delivering a notice of election (the "ELECTION NOTICE") to the Selling Holder within 10 days after the date the Co-Sale Notice has been delivered to the Investor. The Participating Holder shall specify in the Election Notice the number of shares of Common Stock, not exceeding the

Participating Holder's Pro-Rata Portion of the Offered Shares, the Investor desires to sell (the "ELECTED NUMBER").

            4.3 SALE TO SELLING HOLDER. If the Transferee is unwilling to purchase Common Stock directly from the Investor, the Participating Holder shall have the right to sell directly to the Selling Holder such Participating Holder's Elected Number of shares of Common Stock proposed to be Transferred.

            4.4 CLOSING. The closing of the sale of Common Stock by the Investor to the Transferee or to the Selling Holder, as appropriate, shall occur on the date of the Transfer of shares of Common Stock to the Transferee, if such Transfer occurs. At such closing, the Participating Holder shall surrender its certificates representing the Common Stock to be sold, and the Transferee or the Selling Holder, as appropriate, shall pay to the Participating Holder in immediately available funds an amount equal to the product of (a) the number of shares Common Stock to be sold by the Participating Holder, multiplied by (b) the price per share identified in the Co-Sale Notice.

            4.5 CONSUMMATION OF SALE. The Selling Holder may, within 30 days after delivery of the Co-Sale Notice, conclude the Sale of any or all of his Equity Securities covered by the Co-Sale Notice on terms and conditions not materially more favorable to the transferor than those described in the Co-Sale Notice. Any proposed Sale on terms and conditions more favorable to the transferor than those described in the Co-Sale Notice, as well as any proposed Sale by the Selling Holder of any Equity Securities after the expiration of such 30-day period, shall again be subject to this Section 4.

            4.6 OTHER TRANSFERS. The provisions of this Section 4 shall not apply to a Transfer other than a Sale, but it shall be a condition of any such Transfer that (a) the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee and the securities being so Transferred; and (b) such Transferee agrees in writing to be bound by the terms and conditions of this Section 4.

            4.7 SHARES SUBJECT TO THIS SECTION 4. This Section 4 shall apply to any Equity Securities in which an Existing Holder or a Related Party of an Existing Holder at any time holds or acquires a beneficial interest in, and shall continue to apply to any direct or indirect Transferee of any such Equity Securities other than a buyer in a Sale. All certificates representing Equity Securities subject to the restrictions of this Section 4 shall bear an appropriate legend with respect to such restrictions.

            4.8 ASSIGNMENT. Any direct or indirect transferee of Common Equivalent Shares shall automatically, without further action, succeed to the rights of the Investor or other transferor under this Section 4 with respect to the transferred Common Equivalent Shares, subject to the limitation that such rights can be exercised only if such transferee meets the definition of a Participating Holder, and subject to the other limitations stated in this
Section 4. For purposes of determining a holder's status as a Participating Holder, its holdings shall be aggregated with the holdings of its partners and affiliates, and the exercise of rights under this Section 4 may be apportioned among itself and its partners and affiliates in such proportions as it deems appropriate. The rights under this Section 4 are not otherwise assignable.

            4.9 AMENDMENT, WAIVER. This Section 4 can be amended, and its observance waived in any respect, with and only with the prior written consent of the Company and holders of a majority of the Common Equivalent Shares then held by all Persons who then meet the definition of a Participating Holder.

            4.10 TERMINATION. The rights set forth in this Section 4 shall terminate and be of no further force or effect after the first to occur of (i) the consummation of a Qualifying IPO or (ii) the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.

            4.11 EXCLUSION. The rights set forth in this Section 4 shall not apply to the single sale transfer by Eric Olafson of up to, but not exceeding 200,000 shares of Common Stock to Olafson II, LLC for an ownership interest in such entity.



5. Board Representation.

            5.1 ELECTION OF INVESTOR DESIGNEE. So long as the Investor holds at least 528,000 Common Equivalent Shares (as adjusted for stock splits, reverse stock splits, stock dividends and the like occurring after the date hereof), the Existing Holders agree to vote or act with respect to all capital stock of the Company now or hereafter held by either of them entitled to vote in the election of directors ("VOTING SHARES") so as to elect to the Company's Board of Directors one member designated by the Investor. Any remaining directors shall be elected by the holders of the Common Stock and Preferred Stock, voting together as a single class on an as converted to common stock basis.

            5.2 VACANCY, REMOVAL. In the event of any vacancy on the Board of Directors, the Existing Holders will vote or act with respect to their Voting Shares so as to fill such vacancy with a nominee designated in the same manner as the person who held the directorship so vacated. The parties hereto agree that no director may be removed from office without the approval of the shareholders entitled to designate such directors in accordance with Section 5.1.

            5.3 DISCLAIMER. Neither the Company, the Existing Holders, the Investor nor any officer, director, stockholder, partner, employee or agent of such party makes any representation or warranty as to the fitness or competence of the designee of any party hereunder to serve on the Company's Board by virtue of such party's execution of this Agreement or by the act of such party in designating or voting for such designee pursuant to this Section 5.

            5.4 SHARES SUBJECT TO THIS SECTION 5. This Section 5 shall apply to any Voting Shares in which an Existing Holder or a Related Party of an Existing Holder at any time holds or acquires a beneficial interest in, and shall continue to apply to any direct or indirect Transferee of any such Voting Shares. All certificates representing Voting Shares subject to this Section 5 shall bear an appropriate legend with respect to this Section 5.

            5.5 ASSIGNMENT. The rights the Investor under this Section 5 may be assigned and reassigned to a transferee of Common Equivalent Shares who holds, after such assignment, at least 528,000 Common Equivalent Shares (as adjusted for stock splits, reverse stock splits, stock dividends and the like occurring after the date hereof) or is a majority-owned subsidiary of such assignor or any majority owner of such assignor, provided the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee or assignee. For the purposes of determining the number of Common Equivalent Shares held by a transferee, the holdings of transferees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership.

            5.6 AMENDMENT AND WAIVER. This Section 5 (and Section 7 or 8, insofar as it applies to this Section 5) may be amended, and the observance thereof waived in any respect, with (and only with) the prior written consent of the Company and the holder of at least 528,000 Common Equivalent Shares (as adjusted for stock splits, reverse stock splits, stock dividends and the like occurring after the date hereof).

            5.7 TERMINATION. The rights set forth in this Section 5 shall terminate and be of no further force or effect after the first to occur of (i) the consummation of a Qualifying IPO or (ii) the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.

6. Additional Covenants.

            6.1 EMPLOYEE AND OTHER STOCK ARRANGEMENTS. Except as otherwise approved by the Company's Board of Directors, all Equity Securities sold or granted to employees, consultants or other service providers of the Company henceforth shall vest ratably over 4 years following sale or grant, provided that the initial vesting of 25% of the Equity Securities so sold or granted shall not occur sooner than the first anniversary of the buyer's or grantee's employment by the Company. Furthermore, all Equity Securities sold or granted to employees, consultants or other service providers of the Company holding more than 5% of the outstanding stock of the Company on a fully diluted basis henceforth shall be subject to a market standoff provision at least as restrictive as Section 1.10. This Section 6.1 (and Section 7 or 8, insofar as it applies to this Section 6.1) may be amended, and the observance thereof waived in any respect, with (and only with) the prior written consent of the Company and the holder of a majority of the Common Equivalent Shares then outstanding. This Section 6.1 shall terminate and be of no further force or effect after the first to occur of (i) the consummation of a Qualifying IPO or (ii) the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.

            6.2 INDEMNIFICATION. The Company covenants to keep in full force and effect an indemnification agreement in the form attached as Exhibit A.

7. General

            7.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Investor relating to the subject matter hereof. Any previous agreement or negotiations between the Company and the Investor concerning the subject matter of this Agreement is superseded by this Agreement.

            7.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

            7.3 LITIGATION. Each party to this Agreement irrevocably consents and submits to the jurisdiction of the federal and state courts sitting in San Mateo County, California in any action or proceeding arising out of or relating to this Agreement or the consummation of the transactions contemplated in this Agreement. Each party irrevocably: (a) agrees that all claims in respect of any such action or proceeding may be heard and determined in these courts; (b) waives any objection that such party now or hereafter may have to the laying of venue for any action or proceeding arising out of or relating to this Agreement brought in the aforementioned courts; and (c) agrees to consent to transfer of any action involving the parties to such forum based on the convenience and interest of the parties.

            7.4 COUNTERPARTS; FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy of an executed signature page shall be deemed an original.

            7.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be conclusively deemed given upon actual receipt if given by hand delivery, overnight courier, mail or facsimile transmission addressed:

if to the Company, to:

               205 North 400 West
               Salt Lake City, UT 84103
               fax:  (801) 924-3400

with a copy to:

               Lyndon L. Ricks
               Kruse, Landa & Maycock, L.L.C.
               50 W. Broadway, Suite 800 (84101)
               P.O. Box 45561
               Salt Lake City, UT 84145-0561
               fax:  (801) 531-7091
if to the Investor, to:

               500 Oracle Parkway, M/S 5op738
               Redwood Shores, CA  94065
               Attn.: Claudia Barria
               fax:  (650) 506-7114

with a copy to:

               Bart Deamer
               McCutchen, Doyle, Brown & Enersen, LLP
               3150 Porter Drive
               Palo Alto, CA  94304
               fax:  (650) 849-4800


if to a Shareholder, to:

               c/o Tomax technologies, inc.
               205 North 400 West
               Salt Lake City, UT 84103
               fax:  (801) 924-3400

with a copy to:

               Lyndon L. Ricks
               Kruse, Landa & Maycock, L.L.C.
               50 W. Broadway, Suite 800 (84101)
               P.O. Box 45561
               Salt Lake City, UT 84145-0561
               fax:  (801) 531-7091

or to such other address as the Company, the Investor or the Existing Holders may designate by 10 days prior written notice to the other parties to this Agreement.

            7.6 SEVERABILITY. If any provision of this Agreement, or the application thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances will be interpreted so as best to effect the intent of the parties to this Agreement to the maximum permissible extent. The parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent greatest possible, the economic, business and other purposes of the void or unenforceable provision.

            7.7 CONSTRUCTION. The headings of the Sections of this Agreement are for convenience and shall not be considered in the interpretation of this Agreement. The words

"hereof," "hereunder" and similar words refer to this Agreement as a whole and not to any subdivision contained in this Agreement. References herein to a Section refer to the designated Section of this Agreement. In construing the terms of this Agreement, no presumption shall operate in favor of or against any party as a result of its counsel's role in drafting this Agreement.

            7.8 SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Existing Holders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

            7.9 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor to the Company or the Company's business.

8.  Glossary

            AGREEMENT -- this Investor Rights Agreement, as it may be amended from time to time in accordance with its terms.

            COMMON EQUIVALENT SHARES -- (i) the Common Shares owned by a holder,
(ii) the shares of Common Stock owned by such holder originally issued upon conversion of Preferred Shares and (iii) the shares of Common Stock issuable upon conversion of Preferred Shares owned by such holder.

            COMMON SHARES -- introductory paragraphs.

            COMMON STOCK -- introductory paragraphs.

            COMPANY -- introductory paragraphs.

            CO-SALE NOTICE -- Section 4.1.

            ELECTED NUMBER -- Section 4.2.

            ELECTION NOTICE -- Section 4.2.

            EQUITY SECURITIES -- any capital stock of the Company, and any security, instrument or right conferring a right to convert into, exchange for or acquire any capital stock of the Company.

            EXCHANGE ACT -- the Securities Exchange Act of 1934, as amended.

            EXISTING HOLDERS -- introductory paragraphs.

            FIRST CLOSING -- Section 1.1.

            FIRST OFFER NOTICE -- Section 3.1.

            FORM S-3 -- Form S-3 under the Securities Act, as in effect on the date hereof, and any registration form subsequently adopted under the Securities Act which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            HOLDER -- (i) the Investor with respect to the Registrable Securities held by it, and (ii) any Person owning or having the right to acquire Registrable Securities to whom rights under Section 1 have been assigned in accordance with Section 1.10.

            INITIATING HOLDER -- Section 1.1(b).

            INVESTOR -- introductory paragraphs.

            OFFERED SHARES -- Section 4.1.

            PERSON -- any corporation, general partnership, limited partnership, limited liability company, business trust, association, organization, entity, individual or a governmental agency.

            PREFERRED INVESTOR CONVERSION SHARES -- Section 1.9.

            PREFERRED SHARES -- introductory paragraphs.

            PREFERRED STOCK -- introductory paragraphs.

            PRO RATA PORTION -- the proportion that the number of Common Equivalent Shares then held by the Person in question bears to the total number of shares of Common Stock then outstanding (assuming full conversion, exercise and exchange of all convertible, exercisable or exchangeable securities and rights then outstanding).

            RELATED PARTY -- with respect to any Person, any spouse or descendent of such Person or any entity in which such Person or any spouse or descendent of such Person holds a majority of the beneficial interest.

            QUALIFYING IPO -- a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Securities Act pursuant to a registration statement on Form S-1 or SB-2 with a per share price of at least $14.83 (subject to adjustment) and a minimum aggregate purchase price of at least $5,000,000.

            REGISTRABLE SECURITIES -- (i) the Common Shares, (ii) the Common Stock issuable or issued upon conversion of the Preferred Shares, and (iii) any common stock issued or distributed with respect to Common Stock otherwise constituting Registrable Securities. Securities shall cease to be Registrable Securities when (1) a registration statement covering such Registrable Securities has been declared effective and they have been disposed of pursuant to such effective registration statement, (2) they are transferred on the open market pursuant to any available exemption under the Act, or (3) they have been sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder in a transaction in which the Holder's rights under Section 1 are not assigned or assignable.

            SALE and SELL -- a Transfer for valuable consideration. A pledge, hypothecation, mortgage or other encumbrance shall not constitute a Sale, but any exercise of a power of sale thereunder shall constitute a Sale.

            SEC -- the Securities and Exchange Commission, and any successor agency under the Securities Act.

            SECURITIES ACT -- the Securities Act of 1933, as amended.

            SELLING HOLDER -- Section 4.1.

            STOCK PURCHASE AGREEMENT -- introductory paragraphs.

            TRANSFER -- any sale, exchange, delivery, assignment, disposal, gift, pledge, hypothecation, mortgage or other encumbrance or transfer, in each case for any consideration or no consideration and whether voluntary or involuntary.

            TRANSFEREE -- the recipient in any Transfer.

            VIOLATION -- Section 1.7(a).

            VOTING SHARES -- Section 5.1.

                            [signature page follows]

        In witness whereof, the parties have executed this Investor Rights Agreement.

COMPANY:                 TOMAX TECHNOLOGIES, INC.



                         By: /s/ Eric Olafson
                             ----------------------------
                             Name: Eric Olafson
                             Title: CEO and President

PURCHASER:               ORACLE CORPORATION



                         By: /s/ Matt Mosman
                             ----------------------------
                             Name: Matt Mosman
                             Title: Senior Vice President, Corporate Development



SHAREHOLDERS:            /s/ Eric Olafson
                         ----------------------------
                         Eric Olafson




                         /s/ Virgil Fernandez
                         ----------------------------
                         Virgil Fernandez



                         /s/ Keith Jepsen
                         ----------------------------
                         Keith Jepsen




                         /s/ Keith Low
                         ----------------------------
                         Keith Low